EXHIBIT 11

                       CUMMINS ENGINE COMPANY, INC.
    SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS FOR EACH OF THE THREE
                      YEARS ENDED DECEMBER 31, 1994
    ___________________________________________________________________
                    (Millions, Except Per Share Data)
                    _________________________________


                                           Weighted    Net
                                           Average   Earnings  Calculated
                                            Shares    (Loss)   Per Share
1994                                       ________  ________   _________
____

Earnings available for common stock
 shareholders                                41.2     $252.9     $6.14
Options                                        .2          -
                                             ____     ______
Primary and fully diluted earnings
 per share                                   41.4     $252.9     $6.11
                                             ____     ______
1993
____

Earnings available for common stock
 shareholders                                34.9     $169.1     $4.85
Options                                        .4          -
                                             ____     ______

Primary earnings per share                   35.3      169.1     $4.79
Convertible preference stock                  3.0        8.0
                                             ____     ______
Fully diluted earnings per share             38.3     $177.1     $4.63
                                             ____     ______
1992
____

Earnings (loss) available for common
 stock shareholders                          32.9    $(197.5)   $(6.01)
Options                                        .4          -
                                             ____     ______

Primary earnings (loss) per share            33.3     (197.5)   $(5.92)
Convertible preference stock                  3.0        8.0
LYONs                                         1.1        3.3
Other                                           -     (   .4)
                                             ____     _______
Fully diluted earnings (loss) per share      37.4    $(186.6)   $(4.99)
                                             ____     _______